Exhibit 99.1

NEWS RELEASE

Media Contact: Lilly Ackley, ackleyl@magellanhealth.com, (860) 507-1923

Investor Contact: Joe Bogdan, jbogdan@magellanhealth.com, (860) 507-1910

Magellan Health Reports First Quarter 2018 Financial Results

Scottsdale, Ariz. – April 26, 2018  – Magellan Health, Inc. (NASDAQ: MGLN) today announced financial results for the first quarter ended March 31, 2018, as summarized below:

	Three Months Ended
	March 31,
(In millions, except per share results)	2018	2017	Chg
Net revenue	$1,805.1	$1,305.6	38.3%
Net income	$11.5	$17.7	(35.5)%
Segment profit (1)	$55.6	$69.8	(20.4)%
Adjusted net income (1)	$20.8	$26.1	(20.4)%
Per share results:
Earnings per share	$0.45	$0.74	(39.2)%
Adjusted earnings per share (1)	$0.81	$1.09	(25.7)%

(1)  Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

Highlights Include:

•	Net revenue increased 38.3 percent over the first quarter of 2017 to $1.8 billion.

•	Net income decreased 35.5 percent over the first quarter of 2017 to $11.5 million.

•	Segment profit decreased 20.4 percent over the first quarter of 2017 to $55.6 million.

•	Adjusted net income decreased 20.4 percent from the first quarter of 2017 to $20.8 million.

•

Unrestricted cash and investments were $288.3 million as of March 31, 2018. Approximately $91.5 million of the unrestricted cash and investments as of March 31, 2018, is related to excess capital and undistributed earnings held at regulated entities.

•	The Company is lowering its full year 2018 earnings guidance.

•

On March 12, 2018, the Company entered into a contract with the State of Arizona as one of seven integrated managed care organizations that will coordinate physical and behavioral health services for approximately one million Medicaid eligible members in the central geographic service area effective October 1, 2018.

•

On April 16, 2018, the Company entered into a contract with the Commonwealth of Virginia to participate statewide in the Medallion 4 program. The Company was selected through a competitive procurement and is one of six health plans to contract with Virginia for this program. The Medallion program will collectively serve over 700,000 TANF Medicaid enrollees.

•

On April 24, 2018, the Company was notified by the Florida Agency for Health Care Administration (AHCA) that the Company was not selected to negotiate a new contract to serve as a vendor for its Medicaid managed care program for plans beginning January 1, 2019. The Company plans to file a protest with AHCA.

“We are disappointed by the news in Florida and will be filing a protest with AHCA within the next two weeks,” said Barry M. Smith, chairman and chief executive officer of Magellan Health. “The government business is unique and requires a high level of customer understanding and deep domain expertise. While the environment can be challenging in the short term, we are comfortable with this dynamic and remain confident in the strength of our capabilities to manage high-cost, complex populations. We believe these capabilities will continue to resonate in the market and provide continued growth.”

Net Revenues

Net revenues for the first quarter ended March 31, 2018, was $1.8 billion, an increase of 38.3 percent over the same period in 2017. This increase was mainly due to net business growth and the revenue from the Senior Whole Health acquisition that closed in October 2017.

Segment Profit

Segment profit was $55.6 million for the first quarter, compared to $69.8 million in the prior year quarter.

•

Healthcare segment profit was $45.9 million, which represents a decrease of 2.9 percent over the first quarter of 2017. The decrease was mainly due to the higher favorable out of period items in the prior year’s quarter, the October 2017 capitation rate decrease in Florida, and operating losses in Virginia, partially offset by the earnings contribution from Senior Whole Health.  The current quarter’s results included $5 million of favorable out of period items compared to approximately $13 million of favorable items in the prior year.

•

Pharmacy management segment profit was $15.5 million, which was a decrease of 46.5 percent from the first quarter of 2017. This year-over-year decrease was primarily driven by the impact of the new ASC 606 revenue recognition standards related to Part D as well as the timing of network management initiatives. These items are considered to be timing differences that will reverse over the balance of the year.

•	Corporate costs, inclusive of eliminations but excluding stock compensation expense, totaled $5.8 million, which was comparable to the first quarter of 2017.

Cash Flow & Balance Sheet

Cash flow from operations for the quarter ended March 31, 2018, was $81.0 million versus a use of cash of $31.1 million in the first quarter of 2017. The improved cash flow in the current year quarter is primarily the result of favorable timing of working capital.

As of March 31, 2018, the Company’s unrestricted cash and investments totaled $288.3 million, which represents an increase of $27.2 million from the balance at December 31, 2017. Approximately $91.5 million of the unrestricted cash and investments at March 31, 2018, is related to excess capital and undistributed earnings held at regulated entities.

Restricted cash and investments at March 31, 2018, of $456.5 million reflects a decrease of $8.9 million from the balance at December 31, 2017.

Outlook

The Company is lowering its 2018 full year earnings guidance.

“We are lowering our earnings guidance ranges primarily as a result of both the slower pace of progress on initiatives to achieve profitability in Virginia as well as estimates for investments and startup losses for our new Medicaid contract in Arizona and other emerging MCC market opportunities,” said Jonathan N. Rubin, chief financial officer of Magellan Health. “We will be focused on execution over the balance of the year. I believe the fundamentals of our business remain strong and am confident in our long term growth strategy.”

The Company now anticipates segment profit in the range of $365 million to $385 million. In addition, the Company expects net income in the range of $113 million to $137 million, adjusted net income in the range of $151 million to $171 million, EPS in the range of $4.41 to $5.35 and adjusted EPS in the range of $5.90 to $6.68. The Company is maintaining its revenue guidance at the current level of $7.5 to $7.8 billion.

“Compared to the first quarter of 2018, we expect the segment profit run rate to increase for the remainder of the year due to the following three factors: margin expansion due to initiatives in our healthcare segment; new business and same store growth; and normal earnings seasonality in our pharmacy business,” said Rubin.

2018 Guidance	April 26, 2018		February 27, 2018
	Low	High	Low	High
Net revenue	$7,500.0	$7,800.0	$7,500.0	$7,800.0
Income before income taxes	$165.0	$203.0	$186.0	$224.0
Net income	$113.0	$137.0	$125.0	$149.0
Segment Profit (1)	$365.0	$385.0	$390.0	$410.0
Adjusted net income (1)	$151.0	$171.0	$163.0	$183.0
Per share results:
Earnings per share (2)	$4.41	$5.35	$4.88	$5.82
Adjusted earnings per share (1)(2)	$5.90	$6.68	$6.37	$7.15

(1)  Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

(2)  2018 EPS and Adjusted EPS guidance includes share repurchases and option exercises through the close of business April 20, 2018, but excludes the impact of any potential future activity.

Earnings Conference Call

Management will discuss the Company’s first quarter results on a conference call scheduled for Thursday, April 26, 2018 at 8:30 a.m. Eastern. To participate in the conference call, dial 1-800-857-1812 approximately 10 minutes before the start of the call. The conference call will also be available live via webcast at Magellan's investor relations page at MagellanHealth.com. A telephonic replay will be available shortly after the conclusion of the call through May 26, 2018. This replay may be accessed by dialing 1-888-469-5761 (domestic) or 1-203-369-1460 (international). A replay of the webcast will also be available at the site listed above for 30 days, beginning approximately two hours after its conclusion.

Basis of Presentation

In addition to results determined under Generally Accepted Accounting Principles (GAAP), Magellan provides certain non-GAAP financial measures that management believes are useful in assessing the Company’s performance. Following is a description of these important non-GAAP measures.

Segment profit is equal to net revenues less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries, but excludes segment profit or loss from non-controlling interests held by other parties, stock compensation expense, special charges or benefits, as well as changes in the fair value of contingent consideration recorded in relation to acquisitions.

Adjusted net income and adjusted earnings per share reflect certain adjustments made for acquisitions completed after January 1, 2013, to exclude non‑cash stock compensation expense resulting from restricted stock purchases by sellers, changes in the fair value of contingent consideration, amortization of identified acquisition intangibles, as well as impairment of identified acquisition intangibles.

Included in the tables issued with this press release are the reconciliations from GAAP measures to the corresponding non-GAAP measures.

About Magellan Health

Magellan Health, Inc. is a leader in managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. Magellan supports innovative ways of accessing better health through technology, while remaining focused on the critical personal relationships that are necessary to achieve a healthy, vibrant life. Magellan's customers include health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third-party administrators. For more information, visit MagellanHealth.com.

Forward-Looking Statements

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the Securities and Exchange Commission’s Fair Disclosure Regulation. This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties, many of which are out of our control. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding 2018 guidance for net revenue, income before income taxes, net income, earnings per share, segment profit, adjusted net income, adjusted earnings per share, growth opportunities and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of healthcare services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; healthcare reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on March 1, 2018, and the Company’s subsequent Quarterly Reports on Form 10-Q filed during 2018. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit, adjusted net income, and adjusted EPS information referred to herein may be considered a non-GAAP financial measure. Further information regarding these measures, including the reasons management considers this information useful to investors, are included in the Company’s most recent Annual Report on Form 10-K and on subsequent Form 10‑Qs.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2017	March 31, 2018
		(unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$398,732	$394,326
Accounts receivable, net	660,775	748,060
Short-term investments	310,578	329,710
Pharmaceutical inventory	40,945	37,878
Other current assets	72,323	108,872
Total Current Assets	1,483,353	1,618,846
Property and equipment, net	158,638	159,857
Long-term investments	17,287	20,811
Deferred income taxes	813	1,128
Other long-term assets	22,567	21,489
Goodwill	1,006,288	1,013,313
Other intangible assets, net	268,288	256,293
Total Assets	$2,957,234	$3,091,737

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$74,300	$73,084
Accrued liabilities	193,635	246,909
Short-term contingent consideration	6,892	6,892
Medical claims payable	327,625	390,098
Other medical liabilities	177,002	207,220
Current debt and capital lease obligations	112,849	61,498
Total Current Liabilities	892,303	985,701
Long-term debt and capital lease obligations	740,888	736,688
Deferred income taxes	12,298	11,170
Tax contingencies	14,226	14,743
Long-term contingent consideration	1,925	2,158
Deferred credits and other long-term liabilities	19,100	36,148
Total Liabilities	1,680,740	1,786,608

Stockholders’ Equity:
Ordinary common stock	530	534
Additional paid-in capital	1,274,811	1,296,536
Retained earnings	1,399,495	1,406,720
Accumulated other comprehensive loss	(380)	(699)
Ordinary common stock in treasury, at cost	(1,397,962)	(1,397,962)
Total Stockholders’ Equity	1,276,494	1,305,129
Total Liabilities and Stockholders’ Equity	$2,957,234	$3,091,737

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2017	2018
	(unaudited)	(unaudited)

Net revenue:
Managed care and other	$729,340	$1,219,763
PBM	576,283	585,314
Total net revenue	1,305,623	1,805,077

Costs and expenses:
Cost of care	482,054	928,661
Cost of goods sold	542,633	559,665
Direct service costs and other operating expenses (1)(2)	221,486	269,077
Depreciation and amortization	26,976	30,407
Interest expense	4,148	8,366
Interest and other income	(949)	(2,476)
Total costs and expenses	1,276,348	1,793,700
Income before income taxes	29,275	11,377
Provision (benefit) for income taxes	11,806	(75)
Net income	17,469	11,452
Less: net loss attributable to non-controlling interest	(278)	—
Net income attributable to Magellan	$17,747	$11,452

Weighted average number of common shares outstanding — basic	23,012	24,349
Weighted average number of common shares outstanding — diluted	24,038	25,612

Net income attributable to Magellan per common share — basic	$0.77	$0.47
Net income attributable to Magellan per common share — diluted	$0.74	$0.45

Net income	$17,469	$11,452
Other comprehensive income:
Unrealized loss on available-for-sale securities (3)	(21)	(319)
Comprehensive income	17,448	11,133
Less: comprehensive loss attributable to non-controlling interest	(278)	—
Comprehensive income attributable to Magellan	$17,726	$11,133

(1)  Includes stock compensation expense of $10,140 and $7,646 for the three months ended March 31, 2017 and 2018, respectively.

(2)  Includes changes in fair value of contingent consideration of $(49) and $233 for the three months ended March 31, 2017 and 2018, respectively.

(3)  Net of income tax benefit of $12 and $101 for the three months ended March 31, 2017 and 2018, respectively.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended
	March 31,
	2017	2018
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$17,469	$11,452
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	26,976	30,407
Non-cash interest expense	253	307
Non-cash stock compensation expense	10,140	7,646
Non-cash income tax (benefit) provision	(1,010)	62
Non-cash amortization on investments	1,112	809
Changes in assets and liabilities, net of effects from acquisitions of businesses:
Accounts receivable, net	(27,699)	(87,178)
Pharmaceutical inventory	(3,379)	3,067
Other assets	(1,172)	(37,914)
Accounts payable and accrued liabilities	(52,838)	26,529
Medical claims payable and other medical liabilities	(5,160)	107,569
Contingent consideration	(49)	233
Tax contingencies	506	448
Deferred credits and other long-term liabilities	4,150	17,685
Other	(421)	(90)
Net cash (used in) provided by operating activities	(31,122)	81,032

Cash flows from investing activities:
Capital expenditures	(10,939)	(19,502)
Acquisitions and investments in businesses, net of cash acquired	(200)	—
Purchase of investments	(141,432)	(142,886)
Maturity of investments	131,840	118,999
Net cash used in investing activities	(20,731)	(43,389)

Cash flows from financing activities:
Proceeds from issuance of debt	200,000	—
Proceeds from exercise of stock options	4,945	16,897
Payments on debt and capital lease obligations	(182,738)	(55,895)
Other	(1,275)	(3,051)
Net cash provided by (used in) financing activities	20,932	(42,049)

Net decrease in cash and cash equivalents	(30,921)	(4,406)
Cash and cash equivalents at beginning of period	304,508	398,732
Cash and cash equivalents at end of period	$273,587	$394,326

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS BY BUSINESS SEGMENT

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2017	2018
Healthcare
Managed care and other revenue	$665,376	$1,157,601
Cost of care	(482,054)	(928,661)
Direct service costs and other	(138,968)	(186,246)
Stock compensation expense (1)	2,659	2,950
Changes in fair value of contingent consideration (1)	(49)	233
Less: non-controlling interest segment loss (2)	(277)	—
Healthcare segment profit	47,241	45,877

Pharmacy Management
Managed care and other revenue	64,180	62,307
PBM revenue	606,746	632,198
Cost of goods sold	(571,837)	(604,913)
Direct service costs and other	(75,853)	(75,586)
Stock compensation expense (1)	5,730	1,485
Pharmacy Management segment profit	28,966	15,491

Corporate and Elimination (3)
Managed care and other revenue	(216)	(145)
PBM revenue	(30,463)	(46,884)
Cost of goods sold	29,204	45,248
Direct service costs and other	(6,665)	(7,245)
Stock compensation expense (1)	1,751	3,211
Less: non-controlling interest segment loss (2)	(1)	—
Corporate and Elimination	(6,388)	(5,815)

Consolidated
Managed care and other revenue	729,340	1,219,763
PBM revenue	576,283	585,314
Cost of care	(482,054)	(928,661)
Cost of goods sold	(542,633)	(559,665)
Direct service costs and other	(221,486)	(269,077)
Stock compensation expense (1)	10,140	7,646
Changes in fair value of contingent consideration (1)	(49)	233
Less: non-controlling interest segment loss (2)	(278)	—
Consolidated segment profit	$69,819	$55,553

Reconciliation of income before income taxes to segment profit:
Income before income taxes	$29,275	$11,377
Stock compensation expense	10,140	7,646
Changes in fair value of contingent consideration	(49)	233
Non-controlling interest segment loss	278	—
Depreciation and amortization	26,976	30,407
Interest expense	4,148	8,366
Interest and other income	(949)	(2,476)
Segment profit	$69,819	$55,553

(1)  Stock compensation expense, changes in the fair value of contingent consideration recorded in relation to acquisitions and impairment of intangible assets are included in direct service costs and other operating expenses; however, these amounts are excluded from the computation of segment profit.

(2)  The non-controlling portion of AlphaCare's segment loss is excluded from the computation of segment profit.

(3)  Healthcare subcontracts with Pharmacy Management to provide pharmacy benefits management services for certain of Healthcare’s customers. In addition, Pharmacy Management provides pharmacy benefits management for the Company’s employees covered under its medical plan. As such, revenue, cost of goods sold and direct service costs and other related to these arrangements are eliminated.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

NON-GAAP MEASURES

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2017	2018
	(unaudited)	(unaudited)

Net income attributable to Magellan	$17,747	$11,452
Adjusted for acquisitions starting in 2013
Stock compensation expense relating to acquisitions	4,852	262
Changes in fair value of contingent consideration	(49)	233
Amortization of acquired intangibles	8,452	11,871
Tax impact	(4,879)	(3,013)
Adjusted net income	$26,123	$20,805

Net income per common share attributable to Magellan —diluted	$0.74	$0.45
Adjusted for acquisitions starting in 2013
Stock compensation expense relating to acquisitions	0.20	0.01
Changes in fair value of contingent consideration	—	0.01
Amortization of acquired intangibles	0.35	0.46
Tax impact	(0.20)	(0.12)
Adjusted earnings per share	$1.09	$0.81

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

FISCAL 2018 GUIDANCE

(In millions, except per share amounts)

	February 27, 2018		April 26, 2018
	Low	High	Low	High

Net revenue	$7,500.0	$7,800.0	$7,500.0	$7,800.0
Income before income taxes	186.0	224.0	165.0	203.0
Net income	125.0	149.0	113.0	137.0
Segment profit (1)	390.0	410.0	365.0	385.0
Adjusted net income (1)	163.0	183.0	151.0	171.0
Per share results:
Earnings per share (2)	4.88	5.82	4.41	5.35
Adjusted earnings per share (1)(2)	6.37	7.15	5.90	6.68

(1)  Refer to the Reconciliation of GAAP to Non-GAAP measures table.

(2)  Based on average fully diluted shares of 25.6 million for both previous guidance and current guidance.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

FISCAL 2018 GUIDANCE

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In millions, except per share amounts)

	February 27, 2018		April 26, 2018
	Low	High	Low	High

Net income attributable to Magellan	$125.0	$149.0	$113.0	$137.0
Adjusted for acquisitions starting in 2013
Stock compensation expense relating to acquisitions	1.0	1.0	1.0	1.0
Changes in fair value of contingent consideration	—	—	—	—
Amortization of acquired intangibles	51.0	45.0	51.0	45.0
Tax impact	(14.0)	(12.0)	(14.0)	(12.0)
Adjusted net income	$163.0	$183.0	$151.0	$171.0

Net income per common share attributable to Magellan —Diluted	$4.88	$5.82	$4.41	$5.35
Adjusted for acquisitions starting in 2013
Stock compensation expense relating to acquisitions	0.04	0.04	0.04	0.04
Changes in fair value of contingent consideration	—	—	—	—
Amortization of acquired intangibles	1.99	1.76	1.99	1.76
Tax impact	(0.54)	(0.47)	(0.55)	(0.47)
Adjusted earnings per share	$6.37	$7.15	$5.90	$6.68

Reconciliation of income before income taxes to segment profit:
Income before income taxes	$186.0	$224.0	$165.0	$203.0
Stock compensation expense	34.0	30.0	36.0	32.0
Changes in fair value of contingent consideration	—	—	1.0	1.0
Depreciation and amortization	137.0	127.0	136.0	126.0
Interest expense	37.0	33.0	37.0	33.0
Interest income	(4.0)	(4.0)	(10.0)	(10.0)
Segment profit	$390.0	$410.0	$365.0	$385.0

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